Exhibit 5.1

313.465.7000

February 5, 2020

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to General Motors Company, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), for the registration of the Securities (defined below) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities of the Company: (i) common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) preferred stock, par value $0.01 per share, of the Company in one or more classes or series (“Preferred Stock”); (iii) debt securities of the Company, consisting of debentures, notes and/or other evidences of indebtedness (collectively, “Debt Securities”), which may be subordinated or unsubordinated to certain other obligations of the Company and are to be issued under the indenture dated September 27, 2013 between the Company and The Bank of New York Mellon and any applicable valid and legally binding supplement thereto duly authorized, executed and delivered by the Company (the “Indenture”); and (iv) warrants to purchase any of the securities described in clauses (i), (ii) or (iii) above (collectively, “Warrants” and, together with the Common Stock, Preferred Stock and Debt Securities, the “Securities”). The Registration Statement provides that if so indicated in a prospectus supplement, the Debt Securities and the Preferred Stock may be convertible or exchangeable into other securities, including Common Stock and Preferred Stock.

In connection with this opinion letter, we have examined and relied upon originals or copies of such records, instruments, certificates, opinions, memoranda and other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently sought to verify such matters. In rendering the opinions in this opinion letter, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the legal effectiveness of such documents.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

February 5, 2020

With respect to our opinions as to the Common Stock or any Security convertible into, or exchangeable or exercisable for Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or the conversion price for Preferred Stock or Debt Securities convertible into Common Stock or the exercise price for Warrants exercisable for Common Stock) is an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock or any Security convertible into, or exchangeable or exercisable for Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or the conversion price for Debt Securities convertible into Preferred Stock or the exercise price for Warrants exercisable for Preferred Stock) is an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants offered under the Registration Statement will be issued under a valid and legally binding warrant agreement that conforms to the description thereof provided in the applicable prospectus supplement and be executed in the forms filed as exhibits to the Registration Statement or any required post-effective amendment thereto or incorporated by reference therein. We have also assumed that any Debt Securities offered under the Registration Statement will be issued pursuant to the Indenture. We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

With your consent, we have also assumed (i) that each of the Debt Securities, the Warrants, the Indenture and any warrant agreement, or agreements relating to the Warrants (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Our opinions herein are expressed solely with respect to (i) the internal laws of the State of New York; (ii) the Delaware General Corporation Law, as amended; and (iii) the federal laws of the United States. Our opinions are based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. It is understood that this opinion letter is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and only speaks as of the date of this opinion letter.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

February 5, 2020

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, it is our opinion that:

1.

When (i) a prospectus supplement and any other offering material with respect to Common Stock have been filed with the Commission and become effective in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the issuance of such Common Stock and the consideration to be received therefor, and (iii) such Common Stock has been duly issued and delivered against payment therefor in accordance with the prospectus and applicable prospectus supplement relating to the Registration Statement, in conformity with the certificate of incorporation and the bylaws of the Company, and in accordance with any applicable valid and legally binding purchase, underwriting or similar agreement, warrant agreement and any related warrant, as applicable, and such corporate action, such Common Stock will be legally issued, fully paid and non-assessable.

2.

When (i) a prospectus supplement and any related offering materials with respect to Preferred Stock have been filed with the Commission and become effective in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of the Preferred Stock and the consideration to be received therefor, (iii) the applicable amendment to the Company’s Restated Certificate of Incorporation, including any certificate of designation, fixing the terms of such Preferred Stock has been filed with and accepted by the State of Delaware, and (iv) the Preferred Stock has been duly issued and delivered against payment therefor in accordance with the prospectus and applicable prospectus supplement relating to the Registration Statement, in conformity with the certificate of incorporation and the bylaws of the Company, and in accordance with any applicable valid and legally binding purchase, underwriting or similar agreement, warrant agreement and any related warrant, as applicable, and such corporate action, such Preferred Stock will be legally issued, fully paid and non-assessable.

3.

When (i) a prospectus supplement and any related offering materials with respect to Debt Securities have been filed with the Commission and become effective in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of such Debt Securities and the consideration to be

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

February 5, 2020

received therefor in accordance with the Indenture, (iii) the Indenture remains qualified under the United States Trust Indenture Act of 1939, as amended; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and as described in the Registration Statement and any required post-effective amendment thereto, the related prospectus and the applicable prospectus supplement(s), do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the certificate of incorporation and bylaws of the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) notes, certificates or other evidence of the Debt Securities have been duly executed, issued and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered to the purchasers thereof against payment therefor in accordance with such corporate action and the prospectus and applicable prospectus supplement relating to the Registration Statement, and in accordance with any applicable valid and legally binding purchase, underwriting or similar agreement, or warrant purchase agreement and any related warrant, as applicable, such Debt Securities will be legally issued and binding obligations of the Company. For purposes of rendering the opinions set forth in this paragraph 3, we have assumed that immediately prior to the issuance of any Debt Securities, the Indenture and any applicable supplemental indenture will be in full force and effect, with no unwaived Events of Default or breaches thereunder and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.

When (i) a prospectus supplement and any related offering material with respect to Warrants have been filed with the Commission and become effective in compliance with the Securities Act and the rules and regulations thereunder, (ii) all necessary corporate action has been taken by the Company to approve the creation, the terms and the issuance of the Warrants and the underlying securities, the terms of the offering of the Warrants and related matters, including the consideration to be received therefor, if any, and for the underlying securities, and, if applicable, to authorize the form, terms, execution and delivery of a warrant agreement or agreements (including a form of certificate evidencing the Warrants, if applicable) relating to the Warrants, (iii) the warrant agreement or agreements, if applicable, relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent, if any, appointed by the Company, (iv) the Warrants have been issued under a valid and legally binding warrant agreement, or agreements relating to the Warrants that conforms to the description thereof provided in a prospectus supplement and any related offering material and do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the certificate of incorporation and bylaws of the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) the Warrants or certificates representing the

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

February 5, 2020

Warrants have been duly executed, countersigned and registered, if applicable, issued and delivered in accordance with the prospectus and applicable prospectus supplement relating to the Registration Statement and in accordance with the appropriate warrant agreement and the applicable valid and legally binding purchase, underwriting or similar agreement, as applicable, and such corporate action, in exchange for payment of the consideration for such Warrants, if any, provided for in such agreement, such Warrants will be legally issued and binding obligations of the Company.

In giving the opinions set forth above, with respect to each Security opined on in this opinion letter we have assumed that (i) at or prior to the time of the delivery of such Security, the authorization of such Security will not have been modified or rescinded, and there will not have occurred any change in law affecting such Security, including its validity or enforceability and (ii) none of the terms of any such Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance and voidable transaction laws), general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

We express no opinion as to the validity, binding effect or enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct, (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination, usury and other interest-related restrictions, or (v) provisions providing that the terms of agreement may not be waived or modified except in writing.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

February 5, 2020

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/s/ HONIGMAN LLP

HONIGMAN LLP

DJK/GSW/CBZ/REW/MSB

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506